Exhibit 99.1

SRAX Creates Advisory Board With Companies Largest Shareholders

LOS ANGELES, DATE -- SRAX, Inc. (OTC: SRAX), a financial technology company that unlocks data and insights for publicly traded companies through Sequire, its SaaS platform, announced today it has created an Advisory Baord that is comprised of 4 of the companies largest shareholders.

“SRAX has some amazing investors and we want to create a formal relationship with some of them so they can share their insights as we navigate getting our fillings back in order and restructure the business. These advisors are all very invested in the business, owning millions of shares collectively, and they all have a diverse background as it relates to small cap companies” Said Christopher Miglino, Founder and CEO of SRAX.

In conjunction with the creation of the of the Advisory Board existing members of the companies board, except for Christopher Miglio will resign from the Board of Directors, with Brock Pierce joining the Advisory Board.

About SRAX

SRAX (OTC: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com.

Cautionary Statement Regarding Forward-Looking Information:

This news release contains “forward-looking statements’’ made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in our business, and our need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in SRAX’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact

Investors@srax.com